Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to Form F-4 (File No. 333-100075) of our report dated February 24, 2003, relating to the financial statements of Alestra, S. de R.L. de C.V. and Subsidiary, which appears in such Post-Effective Amendment. We also consent to the references to us under the headings “Experts” in such Post-Effective Amendment.

PricewaterhouseCoopers

Miguel Angel Puente Buentello

Public Accountant

Monterrey, Nuevo León, México

February 25, 2003